EXECUTION COPY


                                 TRUST AGREEMENT


         TRUST AGREEMENT made as of the third day of May, 2002, by and between Credit And Asset Repackaging Vehicle Corporation, as depositor (the "Depositor"), and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), consisting of this agreement and Schedules I, II and III attached hereto, which Schedules are made a part hereof and are hereinafter referred to collectively as the "Terms Schedule". The terms of the Standard Terms for Trust Agreements, dated September 5, 2001 (the "Standard Terms"), agreed between the Depositor and the Trustee are, except to the extent otherwise expressly specified herein, hereby incorporated by reference herein in their entirety with the same force and effect as if set forth herein. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Standard Terms. The words "herein", "hereof", "hereunder", "this Trust Agreement" and other words of similar import refer to this agreement including the Terms Schedule and the Standard Terms so incorporated by reference.

         WHEREAS, the Depositor and the Trustee desire to establish the trust identified in Schedule I attached hereto (the "Trust") for the primary purposes of (i) holding the Securities, (ii) entering into the Swap Agreement with the Swap Counterparty and (iii) issuing the Certificates;

         WHEREAS, the Depositor desires that the beneficial interests in the Trust be divided into transferable fractional shares, such shares to be represented by the Certificates;

         WHEREAS, the Depositor desires to appoint the Trustee as trustee of the Trust and the Trustee desires to accept such appointment;

         WHEREAS, the Depositor desires to transfer to the Trust, without recourse, and the Trust desires to acquire, all of the Depositor's right, title and interest in, to and under the Securities (excluding the Retained Interest) and other property, all as identified in Schedule II to the Trust Agreement (the "Trust Property"); and

         WHEREAS, the Trust desires to acquire the Trust Property specified herein in consideration for issuing Certificates having an initial Principal Balance (or Notional Amount, as applicable) identified in Schedule I attached hereto, subject to the terms and conditions specified in the Trust Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

1. The Depositor hereby appoints the Trustee as trustee of the Trust and requests the Trustee to receive (i) the Securities (excluding the Retained Interest) and any related documents, (ii) the Swap Agreement, (iii) the Swap Guarantee and (iv) the documents specified in the Swap Agreement (in Part 3 of the Schedule to the ISDA Master Agreement).

2. The Trustee hereby accepts the appointment referred to in Section 1 and declares that it will hold the assets referred to in Section 1 and all other assets comprising the Trust Property in trust, for the exclusive use and benefit of all present and future Certificateholders and for the purposes and subject to the terms and conditions set forth in the Trust Agreement.

3. The Trustee hereby agrees, as agent for and on behalf of the Depositor, to prepare, deliver to the Depositor for signature, and file after receiving such signature, each of the Exchange Act Reports referred to in Section 6.04(a) (other than the current report or reports on Form 8-K to be filed in connection with the execution and delivery of the Trust Agreement, the Swap Agreement, the Swap Guarantee), within such time periods (and, if applicable, in such circumstances) prescribed therefor by the Commission under the Exchange Act. In this connection, the Depositor agrees to furnish the Trustee with such information not otherwise available to the Trustee as may be required to prepare, deliver or file any of the Exchange Act Reports in accordance with the immediately preceding sentence.

4. It is intended that the Trust be classified as a grantor trust for U.S. federal income tax purposes and the Trustee hereby agrees, and each Certificateholder by acquiring one or more Certificates agrees, to take no action or reporting position that is inconsistent with such classification. Furthermore, the Trustee hereby agrees, and each initial Certificateholder by acquiring one or more Certificates agrees, (i) that, as of the Closing Date, the Trustee shall make an election (an "Integration Election"), as agent for and on behalf of such Certificateholder, pursuant to U.S. Treasury Regulations Section 1.1275-6 to integrate the Securities with the Swap Agreement for all U.S. federal income tax purposes and (ii) to treat each Certificate purchased by an initial Certificateholder as subject to the Integration Election for all U.S. tax purposes.

5. Solely with respect to this Trust Agreement, the Trust and the Certificates and for no other purpose, Section 9.01(c) of the Standard Terms is hereby replaced by the following provision:

         "(c) any Security Redemption with respect to all Securities held by the Trust; provided that, for the avoidance of doubt, the dissolution of the Security Issuer following any distribution of the Junior Subordinated Debentures (as defined in the Terms Schedule) to the Trust and the other holders of Capital Securities (as defined in the Terms Schedule) shall not constitute a Trust Wind-Up Event;"

6. This Trust Agreement and each Certificate issued hereunder shall be governed by, and construed in accordance with, the laws of the State of New York.

         The Federal and State courts in the Borough of Manhattan in The City of New York shall have non-exclusive jurisdiction in respect of any Proceeding arising out of or relating to this Trust Agreement or any Certificate.

7. This Trust Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, each of the Depositor and the Trustee has caused this instrument to be executed by its duly authorized officer as of the date first written above.

                                            CREDIT AND ASSET REPACKAGING
                                            VEHICLE CORPORATION, as Depositor


                                            By:  /s/ Ram Sundaram
                                               ---------------------------------
                                               Name:  Ram Sundaram
                                               Title: President


                                            WELLS FARGO BANK MINNESOTA,
                                            NATIONAL ASSOCIATION, as Trustee on
                                            behalf of the Trust identified in
                                            Schedule I hereto, and not in its
                                            individual capacity


                                            By:  /s/ Joseph P. O'Donnell
                                               ---------------------------------
                                               Name:  Joseph P. O'Donnell
                                               Title: Corporate Trust Officer




       Attachments: Terms Schedule (consisting of Schedules I, II and III)

                                   SCHEDULE I

                        (Terms of Trust and Certificates)

Trust: Public Credit and Repackaged Securities(SM) (PCARS)(SM) Trust JPM Capital Trust I Series 2002-2

Date of Trust Agreement:               May 3, 2002

Trustee:                               Wells Fargo Bank Minnesota, National
                                       Association

Principal Balance:                     $63,777,275

Issue Price:                           100%

Par Value;
Minimum Denomination:                  $25

Closing Date:                          May 3, 2002

Business Day:                          Each day on which commercial banks are
                                       open for business in The City of New
                                       York.

Interest Rate:                         7.125% per annum

                                       If any payment of interest payable
                                       hereunder is deferred, interest will
                                       accrue on such deferred payment at a rate of 7.125% per annum, compounded semi-annually.

                                       Payments of interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. No adjustment will be made with respect to interest payable on the Certificates for Distribution Dates that occur on a date other than the scheduled date therefor.

Calculation Agent:                     Swap Calculation Agent

Rating:                                "A1" by Moody's and "A" by S&P

Rating Agencies:                       Moody's and S&P

Method of Distribution:                Firm commitment underwriting

Distribution Dates:                    The 15th day of each January and July,
                                       commencing on July 15, 2002, subject to
                                       deferral if and for as long as
                                       distributions on the Securities are
                                       deferred in accordance with the terms
                                       thereof.

                                       If any payment with respect to the
                                       Securities is not received by the Trustee by 12 noon (New York City time) on a Distribution Date, the corresponding distribution on the Certificates will not occur until the next Business Day that the Trust is in receipt of such payment by 12 noon (New York City time), with no adjustment to the amount distributed.

Record Dates:                          With respect to any Distribution Date,
                                       the last day of the month immediately
                                       preceding such Distribution Date,
                                       regardless of whether such day is a
                                       Business Day and notwithstanding any
                                       adjustment to the related Distribution
                                       Date due to such Distribution Date
                                       falling on a day other than a Business
                                       Day.

Scheduled Final Distribution Date:     January 15, 2027

Form of Certificate:                   Global, Registered

Alternative ERISA Restrictions:        Do Not Apply

Deemed Representations:                Apply

Trigger Amount:                        $25,000

Maximum Reimbursable Amount:           $150,000

Exchangeable Series Terms:             Not applicable

Depositor Optional Exchange:           Not applicable

Retained Interest:                     The Depositor's right to receive the
                                       aggregate amount of all distributions on the Securities in respect of the period from and including January 15, 2002 to but excluding May 3, 2002. These accumulated distributions will be paid to the Depositor, or upon its direction, on the first Distribution Date for the Certificates, from the first distribution payment made in respect of the Securities after the Closing Date.

Callable Series:                       No (but see "Redemption of Certificates"
                                       below).

Redemption of Certificates:            If there is a partial redemption of
                                       Securities, a pro rata share of the
                                       Principal Balance corresponding to the
                                       pro rata share of the Securities being
                                       redeemed shall be redeemed in accordance with the following provisions; provided that, if such pro rata share of the Principal Balance would otherwise be a number that is not evenly divisible by $25, such pro rata share shall be rounded down to the next number that is evenly divisible by $25. Promptly after receiving notice of such partial redemption of Securities, the Trustee shall allocate the number of Certificates to be redeemed ratably based on the aggregate Principal Balance of
                                       Certificates then held by each holder of Certificates, and shall notify each holder of the Principal Balance of Certificates to be redeemed from that holder. The selected Certificates shall become redeemable without any further action on the part of the Trustee or the Certificateholders upon receipt by the
                                       Trustee of the proceeds from the related partial redemption of Securities. In respect of the Certificates being redeemed, each holder shall receive, out of the redemption proceeds and any payment under the Swap Agreement (as defined in Schedule III), an amount equal to 100% of the aggregate Principal
                                       Balance of the Certificates held by it
                                       that are being redeemed, together with
                                       any accrued and unpaid interest on those Certificates. No premium shall be paid on any redeemed Certificates.

Issuance of Additional Certificates:   Not applicable

Listing: The Certificates have been approved, subject to issuance, for listing on the New York Stock Exchange under the symbol "GRK".

Other Provisions:                      The Trust Wind-Up Event specified in
                                       clause (e) of Section 9.01 of the
                                       Standard Terms shall not apply.

                                   SCHEDULE II

                            (Terms of Trust Property)

Concentrated Securities:               JPM Capital Trust I 7.54% Cumulative
                                       Capital Securities (the "Capital
                                       Securities"), representing preferred
                                       beneficial interests in JPM Capital Trust
                                       I, a statutory business trust formed
                                       under the laws of the State of Delaware
                                       for the purpose of, among other things,
                                       investing in 7.54% Junior Subordinated
                                       Debentures (the "Junior Subordinated
                                       Debentures") issued by the Security
                                       Guarantor, or, if and after the Junior
                                       Subordinated Debentures are distributed
                                       to the Trust and the other holders of
                                       Capital Securities in accordance with the Security Issuance Agreement for the
                                       Capital Securities, the Junior
                                       Subordinated Debentures.

Other Securities:                      None

Security Issuer:                       JPM Capital Trust I or, if and after the
                                       Junior Subordinated Debentures are
                                       distributed to the Trust and the other
                                       holders of Capital Securities in
                                       accordance with the Security Issuance
                                       Agreement for the Capital Securities, the Security Guarantor.

Security Guarantor:                    The Security Issuer's obligations under
                                       the Capital Securities are fully and
                                       unconditionally guaranteed, on a
                                       subordinated basis and subject to
                                       specified limitations, by J.P. Morgan
                                       Chase & Co., into which J.P. Morgan & Co.
                                       Incorporated has been merged.

Liquidation Amount:                    $60,267,000

Security Rate:                         7.54 %

Current Credit Ratings:                "A1" by Moody's , "A" by S&P and "A+" by
                                       Fitch Ratings

Listing:                               None

Security Issuance Agreement:           As to the Capital Securities, the Amended
                                       and Restated Declaration of Trust, dated as of December 4, 1996, among the Security Guarantor, as Sponsor, U.S. Bank
                                       Trust National Association (formerly
                                       known as First Trust of New York,
                                       National

                                       Association), as Property Trustee,
                                       Wilmington Trust Company, as Delaware
                                       Trustee, the Regular Trustees named
                                       therein and the holders, from time to
                                       time, of the undivided beneficiary
                                       interests in the assets of the Security
                                       Issuer. As to the Junior Subordinated
                                       Debentures, the Indenture, dated as of
                                       November 1, 1996, as supplemented by the First Supplemental Indenture, dated as of December 4, 1996, between J.P. Morgan Chase & Co., into which J.P. Morgan & Co. Incorporated has been merged, and U.S. Bank Trust National Association (formerly known as First Trust of New York, National Association), as Trustee.

Form of Security:                      One or more registered global
                                       certificates

Currency of Denomination:              U.S. Dollars

Acquisition Price by Trust:            Certificates having an initial Principal
                                       Balance of $63,777,275.

Security Payment Dates:                Each January 15 and July 15

                                       In the event of any election by the
                                       Security Guarantor to defer payment of
                                       interest on the Junior Subordinated
                                       Debentures, the Security Issuer will
                                       defer payment of distributions on the
                                       Securities for a period not exceeding 10 consecutive semi-annual periods, with respect to each deferral period, except that no such deferral period may extend beyond the Maturity Date (as defined below).

Original Issue Date:                   On or about December 4, 1996.

Maturity Date:                         January 15, 2027

Sinking Fund Terms:                    Not applicable

Redemption Terms:                      On January 15, 2027, the stated maturity
                                       date of the Junior Subordinated
                                       Debentures. In addition: (i) at any time in whole but not in part following the repayment of the Junior Subordinated
                                       Debentures, upon the occurrence of
                                       certain events specified in the Security
                                       Issuance Agreement; and (ii) in whole at any time or in part from time to time on or after January 15, 2007 subject to payment of the applicable redemption price by the Security
                                       Guarantor.

CUSIP No.:                             CUSIP No. 46623PAA2

Security Trustee:                      As to the Capital Securities, U.S. Bank
                                       Trust National Association, as Property
                                       Trustee, Wilmington Trust Company, as
                                       Delaware Trustee and the Regular Trustees named in the Security Issuance Agreement.
                                       As to the Junior Subordinated Debentures,
                                       U.S. Bank Trust National Association.

Available Information Regarding        The Security Guarantor is subject to the
the Security Issuer:                   informational requirements of the
                                       Exchange Act, and in accordance therewith files, reports and other information with the Securities and Exchange Commission
                                       (the "Commission"). Such reports and
                                       other information can be inspected and
                                       copied at the public reference facilities maintained by the Commission at 450 Fifth
                                       Street, N.W., Washington, D.C. 20549.
                                       Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W.,
                                       Washington, D.C. 20549 at prescribed
                                       rates




Cut-Off Date:                          Not applicable

Credit Support:                        None

Credit Support Default:                Not applicable

Other Trust Property:                  None

                                  SCHEDULE III

                                (Swap Agreement)

Swap Agreement:                        A confirmation in the form of Exhibit A
                                       hereto, evidencing an obligation of the
                                       Swap Counterparty to pay a certain amount to the Trust in the case of a Trust
                                       Wind-Up Event or a redemption of the
                                       Securities (the "Swap Agreement"), as
                                       well as (i) any amendments to, or
                                       restatements of, such agreement and (ii) any additional swap agreements entered into in connection with any additional issuance of Certificates.

Swap Counterparty:                     Goldman Sachs Capital Markets, L.P.

Swap Guarantee:                        The Goldman Sachs Group, Inc. will
                                       guarantee the obligations of the Swap
                                       Counterparty under the Swap Agreement
                                       under a guarantee dated the date hereof.



                                     III-1

                                                                       EXHIBIT A

                                                                  EXECUTION COPY



GOLDMAN SACHS CAPITAL MARKETS, L.P. | 85 BROAD STREET |
NEW YORK, NEW YORK 10004 | TEL: 212-902-1000
--------------------------------------------------------------------------------


                                  CONFIRMATION

DATE:      May 3, 2002

TO: Public Credit and Repackaged Securities(SM) (PCARS)(SM) Trust JPM Capital Trust I Series 2002-2

FROM:      Goldman Sachs Capital Markets, L.P.

SUBJECT:   Par Value Swap Transaction

REF. NO.:  NUUS204OZ0(860000000)

The purpose of this communication is to set forth the terms and conditions of the above referenced transaction entered into on the Trade Date specified below (the "Transaction") between Goldman Sachs Capital Markets, L.P. ("Party A"), guaranteed by The Goldman Sachs Group, Inc., and Public Credit and Repackaged Securities(SM) (PCARS)(SM) Trust JPM Capital Trust I Series 2002-2 ("Party B" and, together with Party A, the "Parties"). Party B was formed pursuant to a Trust Agreement, dated as of the date hereof (the "Trust Agreement"), between Credit and Repackaging Vehicle Corporation, as depositor, and Wells Fargo Bank Minnesota, National Association, as trustee. This communication constitutes a "Confirmation" as referred to in the Swap Agreement specified below.

1. This Confirmation is subject to, and incorporates, the 2000 ISDA Definitions (the "Definitions"), published by the International Swaps and Derivatives Association, Inc. This Confirmation supplements, forms a part of and is subject to the ISDA Master Agreement dated as of the date hereof, as amended and supplemented from time to time (the "Swap Agreement") between Party A and Party
B. All provisions contained in, or incorporated by reference into, the Swap Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between this Confirmation, the Definitions or the Swap Agreement, as the case may be, this Confirmation will control for purposes of the Transactions to which this Confirmation relates.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Fixed Amount Payer A:              Party A

Fixed Amount Payer B:              Party B

Trade Date:                        April 19, 2002

Effective Date:                    May 3, 2002

Termination Date:                  January 15, 2027

Notional Amount:                   USD  3,510,275,  as reduced from time to time
                                   by the  aggregate  amount  of any  Redemption
                                   Notional Amounts.

Business Days:                     New York City

Calculation Agent:                 Party A

Party B Fixed Amount:

    Party B Fixed Amount:          USD 1,302,409.74

    Party B Payment Date:          Effective Date

Party A Fixed Amounts:

    Party A Fixed Amounts:         Subject to the following two paragraphs,  the
                                   Party A Fixed  Amount  payable  on any  Early
                                   Termination  Date  shall  equal the  Notional
                                   Amount,   multiplied  by  a  factor  (i)  the
                                   numerator of which is equal to the amount of the proceeds from the sale of the Securities then held by Party B pursuant to Section 9.03 of the Trust Agreement (if any) net of the aggregate amount of distributions on the Securities representing the Retained Interest
                                   (if any) and (ii) the denominator of which is equal to the aggregate liquidation amount of the Securities then held by Party B; provided that under no circumstances shall such factor be greater than one.

                                   The Party A Fixed Amount payable on the date of any Securities Redemption prior to January 15, 2007 related to a "tax event" or "capital treatment event" under the Securities shall equal the Notional Amount.

                                   The Party A Fixed Amount payable on the date of any Securities Redemption on or after January 15, 2007 under the Securities shall equal the Redemption Notional Amount minus the difference of (i) the amount paid by the issuer of the Securities to the Trust in connection with such Securities Redemption (net of any accumulated distributions on the Securities being redeemed) and (ii) the aggregate liquidation amount of the Securities then held by Party B that is subject to such Securities Redemption.

    Party A Payment Dates:         (i) Any Early  Termination Date, and (ii) the
                                   date or dates of any Securities Redemption that does not result in an Early Termination
                                   Date.

Additional Amounts:                On any Party A Payment  Date  other  than the
                                   date of any Securities Redemption on or after
                                   January 15,  2007,  in  consideration  of the
                                   obligations  of Party A hereunder,  an amount
                                   (if  positive)   equal  to  (i)  any  amounts
                                   received  by  Party B as  proceeds  from  the
                                   related sale or redemption (as applicable) of
                                   Securities  then  held by  Party B net of the
                                   aggregate  amount  of  distributions  on  the
                                   Securities representing the Retained Interest
                                   (if   any),    minus   (ii)   the   aggregate
                                   liquidation  amount of the  Securities
                                   being sold or redeemed (as applicable), minus
                                   (iii)  ,  in  the   case   of  a   Securities
                                   Redemption,  the  amount  of any  accumulated
                                   distributions   on   the   Securities   being
                                   redeemed (other than the aggregate amount of distributions on the Securities representing the Retained Interest, if any), shall be paid by Party B to Party A.

Payments on Early Termination:     Except  as  specified  under  "Party  B Fixed
                                   Amount",   "Party   A  Fixed   Amounts"   and
                                   "Additional  Amounts" above, no payment shall
                                   be payable in respect of this  Transaction by
                                   either   Party   in   connection   with   the
                                   occurrence of an Early Termination Date.

Additional Definitions:            "Securities"  means  the  securities  held by
                                   Party B as trust property pursuant to the Trust Agreement.

                                   "Securities Redemption" means any redemption of the Securities in whole or in part by the issuer thereof, including the scheduled redemption on the Termination Date; provided that, for the avoidance of doubt, the dissolution of the Security Issuer following any distribution of the Junior Subordinated Debentures (as defined in the Trust Agreement) to the Trust and the other holders of Capital Securities (as defined in the Trust Agreement) shall not constitute a Securities Redemption.

                                   "Redemption Notional Amount" means (i) in the event of a Securities Redemption with respect to all of the Securities then held by Party B, the Notional Amount and (ii) in the event of a Securities Redemption with respect to less than all of the Securities then held by Party B, an amount equal to the (A) the Notional Amount (without giving effect to any reductions after the date hereof), multiplied by (B) the aggregate liquidation amount of Securities then held by Party B that is subject to such Securities Redemption, divided by (C) USD 60,267,000.

                                   "Retained Interest" means the aggregate amount of all distributions on the Securities in respect of the period from and including January 15, 2002 to but excluding May 3, 2002.

3.  Account Details:

Payments to Party A:

For the Account of:                Goldman Sachs Capital Markets, L.P.
Name of Bank:                      Citibank, N.A. New York
Account No:                        40670834
ABA No:                            021000089
Inquiries                          Swap Operations
                                   Goldman Sachs Capital Markets, L.P.
                                   Telephone No.: 212-357-9775
                                   Facsimile No.: 212-902-5692

Payments to Party B:               In   accordance   with   Party  B's   written
                                   instructions  as set forth below or otherwise
                                   delivered  to Party A.  Party A shall make no
                                   payments  without  having  received  (i) such
                                   written   instructions   and   (ii)  a  fully
                                   executed facsimile copy of this Confirmation or other written acceptance of the terms hereof.

For the Account of :               Corporate Trust Services
Name of Bank:                      Wells Fargo Bank, Minneapolis, MN
Account No:                        0001038377
ABA No.:                           091000019
Attention:                         Joseph O'Donnell
Ref.:                              PCARS/JPM Series 2002-2
                                   (SEI#12480700)

4.  Offices:

         (i) The Office of Party A for this Transaction is 85 Broad Street, New York, New York, 10004.

         (ii) The Office of Party B for this Transaction is Wells Fargo Bank Minnesota, N.A., 213 Court Street, Suite 902, Middletown, CT 06457.

5. Party B hereby agrees (i) to check this Confirmation (Reference No. NUUS204OZ0(860000000)) carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (ii) to confirm that the foregoing correctly sets forth the terms of the agreement between Party A and Party B with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing the other information requested herein and immediately returning an executed copy to Swap Administration, facsimile No. 212-902-5692.

                                      Very truly yours,

                                      GOLDMAN SACHS CAPITAL MARKETS, L.P.

                                      By:  Goldman Sachs Capital Markets, L.L.C.
                                           General Partner


                                      By:  /s/ Mary Joyce Dumont
                                         ---------------------------------------
                                         Name:  Mary Joyce Dumont
                                         Title: Vice President


Agreed and Accepted By:

PUBLIC CREDIT AND REPACKAGED SECURITIES(SM) (PCARS)(SM)
TRUST JPM CAPITAL TRUST I SERIES 2002-2

By: Wells Fargo Bank Minnesota, National Association, as Trustee


By:  /s/ Joseph P. O'Donnell
   ---------------------------------------
   Name:  Joseph P. O'Donnell
   Title: Corporate Trust Officer